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                             KEY EMPLOYEE AGREEMENT
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To:      Mel Snyder                                            November 16, 2000
         11 Deer Run
         Old Saybrook, CT  06475

         The undersigned, MacroChem Corporation, a Delaware corporation (the "Company"), hereby agrees with you as follows:

         1.       Position and Responsibilities.
                  -----------------------------

                  1.1 You shall serve as Vice President of Market Development of the Company, (or in such other executive capacity as shall be designated by the Board of Directors and reasonably acceptable to you) and shall perform the duties customarily associated with such capacity from time to time and at such place or places as the Company shall designate are appropriate and necessary in connection with such employment.

                  1.2 You will, to the best of your ability, devote your full time and best efforts to the performance of your duties hereunder and the business and affairs of the Company. You agree to perform such executive duties as may be assigned to you by or on authority of the Company's Board of Directors from time to time.

                  1.3 You will duly, punctually and faithfully perform and observe any and all reasonable rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business.

         2.       Term of Employment.
                  -------------------

                  2.1 Subject to the provisions hereof,  specifically including,
without  limitation,   Section  2.2,  the  term  of  your  employment  shall  be
indefinite.

                  2.2 The Company shall have the right to terminate your employment at any time under this Agreement in any of the following ways:

                  (a) on thirty (30) days prior written notice to you upon your disability (disability shall be defined as your inability to perform duties under this Agreement for an aggregate of sixty (60) days, which need not be consecutive, out of any one hundred twenty (120) day period due to mental or physical disability or incapacity); you shall be provided benefits under the Company's workers compensation and disability insurance policies, to the extent and upon the terms and conditions of such plans that are in effect at the time;

                  (b) immediately without prior notice to you by the Company for "Cause", as hereinafter defined, provided however, that prior to any such termination for Cause, you have had a reasonable opportunity to be heard thereon;

                  (c) immediately without prior notice to you in the event of the bankruptcy or liquidation of the Company or the appointment of a receiver of the assets of the Company instigated by a creditor of the Company that is not an affiliate thereof; or

                  (d) at any time without Cause, provided the Company shall be obligated to pay to you after such termination an amount equal to six (6) months' Base Salary, plus benefits provided by the Company to you at the time of such termination for such period, less applicable taxes and other required withholdings and any amounts you may owe to the Company. If the financial condition of the Company so warrants, the Board of Directors of the Company may, in its sole discretion, delay payment of such amounts due under this paragraph 2.2(d) until such time as the Board of Directors deems that such monies are available.

                  2.3 You shall have the right to terminate your employment hereunder for any reason, upon not less than four (4) weeks' prior written notice to the Company.

                  2.4 "Cause" for the purpose of Section 2 of this Agreement shall include: (i) the falseness or material inaccuracy of any of your warranties or representations herein; (ii) your willful failure or refusal to comply with explicit directives of the Board of Directors of the Company or to render the services required herein; (iii) fraud or embezzlement involving assets of the Company, its customers, suppliers or affiliates or other misappropriation of the Company's assets or funds; (iv) your conviction for a criminal offense carrying a potential sentence of more than twelve months in jail; (v) the willful breach or habitual neglect of your obligations under this Agreement or your duties as an employee of the Company; and (vi) use of non-prescription or illegal drugs affecting your ability to perform the duties hereunder.

                  2.5 If your employment is terminated because of your death, all obligations of the Company hereunder shall cease, except with respect to amounts and obligations accrued to you, including accrued vacation pay, insurance, vested stock options, and out-of-pocket expenses, through the last day of the month during which your death has occurred.

         3. Compensation. You shall receive the compensation and benefits set forth on Exhibit A hereto ("Compensation and Benefits") for all services to be rendered by you hereunder and for your transfer of property rights if any, pursuant to an agreement relating to proprietary information and inventions of even date herewith attached hereto as Exhibit B between you and the Company (the "Confidential Information, Inventions and Noncompetition Agreement").

         4. Confidential Information, Inventions and Noncompetition. You agree to execute, deliver and be bound by the provisions of the Confidential Information, Inventions and Noncompetition Agreement attached hereto as Exhibit B.

         5. Remedies. Your obligations under the Confidential Information, Inventions and Noncompetition Agreement and the provisions of Sections 5 and 6 of this Agreement (as modified by Section 7, if applicable) shall survive the expiration or termination of your employment with the Company in accordance with the terms thereof. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Confidential Information, Inventions and Noncompetition Agreement would be inadequate and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

         6. Assignment. Subject to Section 2.2(c), this Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by you, except by operation of law or by a further written agreement by the parties hereto.

         7. Interpretation. IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any one or more of the provisions contained in this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any provision shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

         8. Notices. Any notice which the Company is required to or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or five (5) days after the date of mailing any notice under this Section 8 shall be deemed to be the date of delivery thereof.

         9. Waivers. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         10. Counsel. You acknowledge that you have had the opportunity to read this Agreement in its entirety and to obtain the advice of counsel regarding its terms and conditions.

         11. Complete Agreement; Amendments. The foregoing, including Exhibits A and B attached hereto, is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by the Company of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of the Company's Board of Directors.

         12. Headings. The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof, and shall not be deemed to constitute a part hereof or to affect the meaning of this Agreement in any way.

         13. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed ------------ an original and both of which shall together constitute one agreement.

         14. Governing Law. This Agreement shall be governed by and construed in
accordance  with  the  -------------   internal  laws  of  the  Commonwealth  of
Massachusetts, excluding its conflict of law principles.

         If you are in agreement with the foregoing, please sign your name below and also at the bottom of the Confidential Information, Inventions and Noncompetition Agreement, whereupon both Agreements shall become binding in accordance with their terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith).

                                            Very truly yours,

                                            MACROCHEM CORPORATION, a
                                            Delaware  corporation

                                            By:/s/ Alvin J. Karloff
                                               -----------------------
                                                   Alvin J. Karloff
                                                   President & C.E.O.


Read, Accepted and Agreed:

/s/ Mel Snyder
--------------
    Mel Snyder

                                                                       EXHIBIT A

                            COMPENSATION AND BENEFITS

                                  OF MEL SNYDER


Compensation. Your initial Base Salary, commencing on October 1, 2000 shall be $185,000 per year, less applicable deductions, payable in accordance with the Company's payroll policies. An increase in your Base Salary shall be reviewed and adjusted from time to time by the Board of Directors of the Company.

Vacation. You shall be entitled to all state statutory holidays, and four (4) weeks paid vacation for the first year of employment. Thereafter, any additional vacation time, over and above the vacation time already referred to herein shall be determined by the Board of Directors.

Insurance and Benefits. You shall be eligible to receive medical, dental, life, short and long term disability insurance, currently offered through the Company's insurance carriers. The Company currently pays 70% of these premiums. You shall also be eligible to participate in the Company's 401(k) plan.

Sick Days and Excused Absence Days. You shall be entitled to compensation for sick days and excused absence days in accordance with Company policy.

Stock Options. You have been granted stock options to purchase shares of the Common Stock of the Company, $.01 par value per share. Future stock options may be granted by the Company based in part on your performance.

                                                                       EXHIBIT B

        CONFIDENTIAL INFORMATION, INVENTIONS AND NONCOMPETITION AGREEMENT

To:      MacroChem Corporation                          Date:  November 16, 2000
         110 Hartwell Avenue
         Lexington, Massachusetts 02421-3134

         The undersigned, in consideration of and as a condition of my employment or continued employment by you and/or by companies that you own, control, or are affiliated with or their successors in business (collectively, the "Company"), hereby agrees as follows:

         1. Confidentiality. I agree to keep confidential, except as the Company may otherwise consent in writing, and except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to my employment, any Inventions (as hereinafter defined), trade secrets, confidential information, knowledge, data or other information of the Company relating to products, franchises, processes, know-how, techniques, methods, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which I may produce, obtain, or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of the Chairman of the Board or the Chief Executive Officer of the Company. The provisions of this Section 1 shall not apply to such knowledge, data or other information that is generally known to the public.

         2. Conflicting Employment; Return of Confidential Material. I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company. In the event my employment with the Company terminates for any reason whatsoever, I agree to promptly surrender and deliver to the Company all trade secrets, confidential information, processes and records, including, but not limited to, designs, formulae, test data, customer lists, business plans and strategies, Inventions or other written memoranda, materials, equipment, drawings, documents and data that I may obtain or produce during the course of my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company that I may produce or obtain during the course of my employment.

         3. Assignment of Inventions.

                  3.1 I hereby acknowledge and agree that the Company is the owner of all Inventions. In order to protect the Company's rights to such Inventions, by executing this Agreement I hereby irrevocably assign to the Company all my right, title and interest in and to all Inventions to the Company.

                  3.2 For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, technologies, methods, techniques, devices, or improvements in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) during the period of my employment with the Company that relate to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company.

                  3.3 Any discovery, process, design, method, technique, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) that I develop entirely on my own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (a) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (b) does not result, directly or indirectly, from any work performed by me for the Company.

         4. Disclosure of Inventions. I agree that in connection with any Invention, I will promptly disclose such Invention to the Board of Directors of the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement. My disclosure shall be received in confidence by the Company. If the Company in good faith decides not to use an Invention, it will advise me of same and the rights to such Invention will revert to me within a reasonable period of time.

         5. Patents and Copyrights; Execution of Documents.

                  5.1 Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patents and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. I agree to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

                  5.2 In connection with this Agreement, I agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.

         6. Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (in the form of notes, sketches, drawings, flowcharts, printouts, diskettes and other records as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

         7. Prior Inventions. It is understood that all Personal Inventions, if any, whether patented or unpatented, which I made prior to my employment by the Company, are excluded from this Agreement. To preclude any possible uncertainty, I have set forth on Schedule A attached hereto a complete list of all of my prior Personal Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions that are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior Personal Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company that appears to threaten or conflict with proprietary rights I claim in any Personal Invention. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such Personal Invention.

         8. Other Obligations. I acknowledge that the Company from time to time may have agreements with other persons, companies, entities, Governments or agencies thereof, that impose obligations or restrictions on the Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all actions necessary to discharge the Company's obligations.

         9. Trade Secrets of Others. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge, or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

         10.  Other Activities During Employment.


                  10.1 Except for any outside employments and directorships currently held by me as listed on Schedule B hereto, and except with the prior written consent of a majority of the Company's Board of Directors, which consent will not be unreasonably withheld, I will not, during my employment by the Company, undertake or engage in any other employment, occupation or business enterprise, other than one in which I am an inactive investor, that would interfere with my obligations to the Company.

                  10.2 I hereby agree, that except as disclosed on Schedule B hereto, during my employment by the Company, I will not, directly or indirectly, engage (a) individually, (b) as an officer, (c) as a director, (d) as an employee, (e) as a consultant, (f) as an advisor, (g) as an agent (whether a salesperson or otherwise), (h) as a broker, or (i) as a partner, coventurer, stockholder or other proprietor owning directly or indirectly more than five percent (5%) interest in any firm, corporation, partnership, trust, association, or other organization which is engaged in the development and licensing of transdermal delivery products or any other line of business in competition with, or engaged in or under demonstrable development by the Company (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"), without the consent of the Company, which consent will not be unreasonably withheld. Except as may be shown on Schedule B hereto, I hereby represent that I am not engaged in any of the foregoing capacities (a) through (i) in any Prohibited Enterprise.

         11.  Post-Employment Activities.

                  11.1 For a period of two (2) years after the termination, for any reason, of my employment with the Company, absent the Company's prior written approval, I will not directly or indirectly engage in activities similar or reasonably related to those in which I shall have engaged for the Company during the two years immediately preceding termination, nor render services similar or reasonably related to those which I shall have rendered during such time to, any person or entity whether existing or hereafter established that directly competes with (or proposes or plans to directly compete with) the Company, or in other areas where the Company carries on a substantial amount of business ("Direct Competitor"). In addition, I shall not entice, induce or encourage any of the Company's other employees to engage in any activity that, were it done by me, would violate any provision of this Agreement.

                  11.2 No provision of this Agreement shall be construed to preclude me from performing the same services that the Company retains me to perform for any person or entity that is not a Direct Competitor of the Company upon the termination of my employment (or any post-employment consultation) so long as I do not thereby violate any term of this Agreement.

         12. Remedies. My obligations under this Agreement shall survive the termination of my employment with the Company. I acknowledge that a remedy at law for any breach or threatened breach by me of the provisions of this Agreement would be inadequate and I therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

         13. Modification. I agree that any subsequent change or changes in my employment duties, salary or compensation or, if applicable, in any Employment Agreement between the Company and me, shall not affect the validity or scope of this Agreement.

         14. Successors and Assigns. This Agreement shall be binding upon my heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.

         15. Interpretation. IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

         16. Waivers. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         17. Complete Agreement, Amendments. The foregoing including Schedules A and B attached hereto is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by the Company of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of the Company's Board of Directors.

         18. Headings. The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, or the intent of any provision hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

         19. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, excluding its conflict of law principles.

         20. Notices. All notices, requests, demands and communications which are or may be required to be given hereunder shall be deemed effectively given if and when sent by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

                  If to the Company:        Mr. Alvin J. Karloff, President
                                            MacroChem Corporation
                                            110 Hartwell Avenue
                                            Lexington, MA 02421-3134

                  If to Employee:           Mel Snyder
                                            11 Deer Run
                                            Old Saybrook, CT 06475

         21. Conflicts. In the event of any conflict between the provisions of this agreement and the provisions of the Employment Agreement, the provisions of the Employment Agreement will govern.



                                                   Very truly yours,



                                                   /s/ Mel Snyder
                                                   --------------
                                                       Mel Snyder
                                                       Vice President of Market
                                                       Development

Agreed:
MacroChem Corporation

By:/s/ Alvin J. Karloff
   -----------------------
       Alvin J. Karloff
       President & C.E.O.

                                                                     SCHEDULE A

                            LIST OF PRIOR INVENTIONS
                                  OF MEL SNYDER

TITLE                               DATE                    IDENTIFYING NUMBER
                                                           or BRIEF DESCRIPTION




None.

                                                                     SCHEDULE B

                      OUTSIDE EMPLOYMENTS AND DIRECTORSHIPS

                                  OF MEL SNYDER



None.